Exhibit 99.1

Wayfair Announces Second Quarter 2017 Results
Q2 Direct Retail Revenue Growth of 46% Year over Year to $1.1 billion
Q2 Total Net Revenue Growth of 43% Year over Year to $1.1 billion
9.5 million Active Customers, up 43% Year over Year

BOSTON, MA — August 8, 2017 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its second quarter ended June 30, 2017.
Second Quarter 2017 Financial Highlights

•	Direct Retail net revenue, consisting of sales generated primarily through Wayfair’s sites, increased $346.8 million to $1.1 billion, up 45.9% year over year

•	Total net revenue increased $335.9 million to $1.1 billion, up 42.7% year over year

•	Gross profit was $269.5 million or 24.0% of total net revenue

•	GAAP net loss was $38.9 million

•	Adjusted EBITDA was $(2.2) million or (0.2)% of total net revenue

•	GAAP basic and diluted net loss per share was $0.45

•	Non-GAAP diluted net loss per share was $0.26

•	Non-GAAP free cash flow was $(27.2) million

•	At the end of the second quarter, cash, cash equivalents, and short-term and long-term investments totaled $282.7 million
"We are pleased to report yet another exceptional quarter with strong momentum in revenue growth and profitability," said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. "As consumers increasingly embrace the selection and convenience of shopping online instead of in physical brick and mortar stores, we are taking advantage of that shift and capturing market share by offering a truly differentiated, customer-centric shopping experience. From our new Search with Photo feature that allows customers to quickly find exactly the right item in a matter of seconds to our pioneering work in augmented reality technology making it possible for shoppers to see items in their home at scale before they make a purchase, we are reinventing retail and raising the bar on customer experience each and every day. Our Castlegate and Wayfair Delivery Network initiatives are enabling us to delight customers with faster delivery speeds and a seamless shopping experience from start to finish, and we are continuously expanding our product offering across multiple categories including plumbing, flooring, door and cabinet hardware, mattresses, seasonal décor and housewares. All of these developments are resonating strongly with customers, and we are excited to see strong traction for the Wayfair brand and shopping experience across the United States and our international markets in Canada, the United Kingdom and Germany. We look forward to entering the second half of the year with tremendous momentum."
Other Second Quarter Highlights

•	The number of active customers in our Direct Retail business reached 9.5 million as of June 30, 2017, an increase of 43.1% year over year

•	LTM net revenue per active customer was $402 as of June 30, 2017, a decrease of 0.5% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.74 for the second quarter of 2017, compared to 1.70 for the second quarter of 2016

•	Repeat customers placed 61.3% of total orders in the second quarter of 2017, compared to 57.6% in the second quarter of 2016

•	Repeat customers placed 2.6 million orders in the second quarter of 2017, an increase of 55.4% year over year

•	Orders delivered in the second quarter of 2017 were 4.3 million, an increase of 46.0% year over year

•	Average order value was $258 for the second quarter of 2017, unchanged from the second quarter of 2016

•	In the second quarter of 2017, 44.1% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 38.4% in the second quarter of 2016

Webcast and Conference Call

Wayfair will host a conference call and webcast to discuss its second quarter 2017 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 52377016. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair

Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of sites includes:

•	Wayfair, an online destination for all things home

•	Joss & Main, where beautiful furniture and finds meet irresistible savings

•	AllModern, unbelievable prices on everything modern

•	DwellStudio, unexpected modern design for everyday life

•	Birch Lane, a collection of classic furnishings and timeless home décor

Wayfair generated $3.9 billion in net revenue for the twelve months ended June 30, 2017. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 6,000 people.

Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Julia Donnelly
IR@wayfair.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
Factors that could cause or contribute to differences in our future results include, but are not limited to: economic factors, such as interest rates and currency exchange fluctuations; our ability to acquire new customers; our ability to sustain and/or manage our growth; our ability to increase our net revenue per active customer; and our ability to build and maintain strong brands. A further list and description of these risks, uncertainties and other factors can be found under Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s subsequent filings with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of directors to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. Wayfair believes that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA
Net loss	$(38,875)	$(48,274)	$(95,414)	$(89,479)
Depreciation and amortization	19,323	12,578	39,675	23,065
Equity based compensation and related taxes	15,983	11,295	30,941	21,957
Interest expense (income), net	1,550	(531)	1,849	(1,083)
Other (income), net	(451)	(246)	(627)	(915)
Provision for income taxes	224	321	434	638
Adjusted EBITDA	$(2,246)	$(24,857)	$(23,142)	$(45,817)

Net revenue	$1,122,856	$786,928	$2,083,681	$1,534,276
Adjusted EBITDA Margin	(0.2)%	(3.2)%	(1.1)%	(3.0)%
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Segment Adjusted EBITDA
U.S.	$20,425	$(2,920)	$24,153	$(3,959)
International	(22,671)	(21,937)	(47,295)	(41,858)
Adjusted EBITDA	$(2,246)	$(24,857)	$(23,142)	$(45,817)
A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net loss	$(38,875)	$(48,274)	$(95,414)	$(89,479)
Equity based compensation and related taxes	15,983	11,295	30,941	21,957
Provision for income taxes	224	321	434	638
Non-GAAP net loss	$(22,668)	$(36,658)	$(64,039)	$(66,884)
Non-GAAP net loss per share, basic and diluted	$(0.26)	$(0.43)	$(0.74)	$(0.79)
Weighted average common shares outstanding, basic and diluted	86,714	84,786	86,374	84,615
The following table presents a reconciliation of free cash flow to net cash used in operating activities for each of the periods indicated (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net cash provided by (used in) operating activities	$18,101	$24,903	$(27,997)	$(26,301)
Purchase of property and equipment	(33,596)	(37,509)	(45,548)	(61,436)
Site and software development costs	(11,730)	(6,812)	(22,650)	(12,263)
Free cash flow	$(27,225)	$(19,418)	$(96,195)	$(100,000)

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Consolidated Financial Metrics
Net Revenue	$1,122,856	$786,928	$2,083,681	$1,534,276
Adjusted EBITDA	$(2,246)	$(24,857)	$(23,142)	$(45,817)
Free cash flow	$(27,225)	$(19,418)	$(96,195)	$(100,000)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$1,102,461	$755,657	$2,042,813	$1,467,503
Active Customers	9,547	6,672	9,547	6,672
LTM Net Revenue per Active Customer	$402	$404	$402	$404
Orders Delivered	4,278	2,930	8,490	5,926
Average Order Value	$258	$258	$241	$248
The following table presents Direct Retail and Other net revenues attributable to the Company’s reportable segments for the periods presented (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
U.S. Direct Retail	$976,673	$702,408	$1,814,229	$1,375,108
U.S. Other	20,395	30,265	40,868	63,486
U.S. segment net revenue	997,068	732,673	1,855,097	1,438,594
International Direct Retail	125,788	53,249	228,584	92,395
International Other	—	1,006	—	3,287
International segment net revenue	125,788	54,255	228,584	95,682
Total net revenue	$1,122,856	$786,928	$2,083,681	$1,534,276

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$203,810	$279,840
Short-term investments	52,059	68,743
Accounts receivable, net of allowance of $3,715 and $3,115 at June 30, 2017 and December 31, 2016, respectively	23,890	19,113
Inventories	14,612	18,550
Prepaid expenses and other current assets	122,875	90,845
Total current assets	417,246	477,091
Property and equipment, net	295,368	239,354
Goodwill and intangible assets, net	3,668	4,230
Long-term investments	26,798	30,967
Other noncurrent assets	8,398	10,041
Total assets	$751,478	$761,683
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$371,407	$379,493
Accrued expenses	89,051	67,807
Deferred revenue	89,138	65,892
Other current liabilities	48,951	44,028
Total current liabilities	598,547	557,220
Lease financing obligation	82,725	28,900
Other liabilities	58,266	96,179
Total liabilities	739,538	682,299

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at June 30, 2017 and December 31, 2016	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 54,306,006 and 49,945,202 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	54	50
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 32,724,614 and 35,885,692 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	33	36
Additional paid-in capital	446,966	409,225
Accumulated deficit	(434,066)	(329,940)
Accumulated other comprehensive (loss) gain	(1,047)	13
Total stockholders’ equity	11,940	79,384
Total liabilities and stockholders’ equity	$751,478	$761,683

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net revenue	$1,122,856	$786,928	$2,083,681	$1,534,276
Cost of goods sold (1)	853,390	598,414	1,577,332	1,166,706
Gross profit	269,466	188,514	506,349	367,570
Operating expenses:
Customer service and merchant fees (1)	39,125	30,064	74,183	57,414
Advertising	124,241	94,426	242,506	192,103
Merchandising, marketing and sales (1)	52,305	43,273	103,099	81,129
Operations, technology, general and administrative (1)	91,347	69,481	180,319	127,763
Total operating expenses	307,018	237,244	600,107	458,409
Loss from operations	(37,552)	(48,730)	(93,758)	(90,839)
Interest (expense) income, net	(1,550)	531	(1,849)	1,083
Other income, net	451	246	627	915
Loss before income taxes	(38,651)	(47,953)	(94,980)	(88,841)
Provision for income taxes	224	321	434	638
Net loss	$(38,875)	$(48,274)	$(95,414)	$(89,479)
Net loss per share, basic and diluted	$(0.45)	$(0.57)	$(1.10)	$(1.06)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	86,714	84,786	86,374	84,615

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$205	$87	$350	$145
Customer service and merchant fees	586	528	1,230	861
Merchandising, marketing and sales	8,005	5,221	15,165	10,322
Operations, technology, general and administrative	7,187	5,459	14,196	10,629
	$15,983	$11,295	$30,941	$21,957

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(95,414)	$(89,479)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	39,675	23,065
Equity based compensation	28,462	20,462
Other non-cash adjustments	868	408
Changes in operating assets and liabilities:
Accounts receivable	(4,723)	(4,218)
Inventories	3,949	2,508
Prepaid expenses and other current assets	(31,220)	(11,650)
Accounts payable and accrued expenses	(137)	9,748
Deferred revenue and other liabilities	30,660	22,862
Other assets	(117)	(7)
Net cash used in operating activities	(27,997)	(26,301)

Cash flows from investing activities
Purchase of short-term and long-term investments	(25,334)	(69,055)
Sale and maturities of short-term investments	46,035	67,895
Purchase of property and equipment	(45,548)	(61,436)
Site and software development costs	(22,650)	(12,263)
Net cash used in investing activities	(47,497)	(74,859)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,252)	(12,374)
Net proceeds from exercise of stock options	162	130
Net cash used in financing activities	(1,090)	(12,244)
Effect of exchange rate changes on cash and cash equivalents	554	(473)
Net decrease in cash and cash equivalents	(76,030)	(113,877)

Cash and cash equivalents
Beginning of period	279,840	334,176
End of period	$203,810	$220,299